Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-18979), Form S-8 (File No. 33-38488), Form S-8 (File No. 33-78868), Form S-8 (File No. 33-89214), Form S-8 (File No.
33-65443), Form S-8 (File No. 333-74825), and Form S-8 (File No. 333-75312) of
Meridian Bioscience, Inc. of our report dated November 8, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 13, 2002